AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1999
                                           REGISTRATION NO.  333-__________
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      GULFSTREAM AEROSPACE CORPORATION
           (Exact name of registrant as specified in its charter)

           DELAWARE                                        13-3554834
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                               P.O. BOX 2206
                            500 GULFSTREAM ROAD
                        SAVANNAH, GEORGIA 31402-2206
                          (Address of registrant's
                            principal executive
                                  offices)

                   CERTAIN SHARES TO BE ISSUED UNDER THE
                      GULFSTREAM AEROSPACE CORPORATION
                AMENDED AND RESTATED 1990 STOCK OPTION PLAN

              CERTAIN SHARES TO BE ISSUED TO JAMES T. JOHNSON
                    PURSUANT TO STOCK OPTION AGREEMENTS
                 DATED AUGUST 4, 1997 AND NOVEMBER 24, 1997
                          (Full title of the plan)

                            IRA P. BERMAN, ESQ.
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            500 GULFSTREAM ROAD
                               P.O. BOX 2206
                          SAVANNAH, GEORGIA 31402
                               (912) 965-3000
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF SECURITIES              AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
           TO BE REGISTERED                 REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE
---------------------------------------- ------------------ ------------------- ------------------ ----------------------
Common Stock, par value $.01 per share   280,645 shares(1)      $54.40625(2)     $15,268,842.03(2)     $4,244.74(2)

---------------------------------------- ------------------ ------------------- ------------------ ----------------------

Common Stock, par value $.01 per share   1,600,000 shares(1)     $50.0625(3)    $80,100,000.00(3)      $22,267.80(3)

---------------------------------------- ------------------ ------------------- ------------------ ----------------------

Common Stock, par value $.01 per share       32,500(1)           $55.00(3)         1,787,500(3)         $496.93(3)

---------------------------------------- ------------------ ------------------- ------------------ ----------------------

Common Stock, par value $.01 per share       40,000(1)         $54.5625(3)        $2,182,500(3)         $606.74(3)

---------------------------------------- ------------------ ------------------- ------------------ ----------------------

Common Stock, par value $.01 per share   263,675 shares(1)     $26.9375(3)       $7,102,745.31(3)      $1,974.56(3)

---------------------------------------- ------------------ ------------------- ------------------ ----------------------

Total Registration Fee                                                                                  $29,590.77

======================================== ================== =================== ================== ======================


(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the amounts are calculated based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on January 27, 1999, and are used solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.


                              EXPLANATORY NOTE

     This Registration Statement relates to (i) 1,953,145 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of non-qualified stock options granted under the Amended and Restated 1990 Stock Option Plan (the "Plan") of Gulfstream Aerospace Corporation (the "Company") and (ii) 263,675 shares of Common Stock which may be issued to James T. Johnson upon the exercise of non-qualified stock options granted to him outside of the Plan. The Plan provides for the granting of options to purchase shares of Common Stock to eligible employees and directors of, and consultants and advisors to, the Company and its subsidiaries and affiliates. On December 9, 1998, the Company granted (and authorized certain future grants of) options under the Plan to certain eligible individuals. This Registration Statement covers shares of Common Stock which may be issued upon the exercise of these options, as well as upon the exercise of options which may be granted under the Plan following the date hereof. In addition, this Registration Statement covers 263,675 shares of Common Stock which may be issued upon the exercise of options granted to James T. Johnson outside of the Plan on August 4, 1997 and November 24, 1997.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1998, June 30, 1998 and March 31, 1998;

          (c) The Company's Current Reports on Form 8-K dated August 19, 1998 and February 10, 1998; and

          (d) The description of the Common Stock of the Company, which is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), contained in the Registration Statement on Form S-1 filed with the Commission on October 9, 1996 (No. 333-09897) (the "Form S-1").

          All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by Ira P. Berman, Esq., Senior Vice President and General Counsel of the Company. Mr. Berman holds options to purchase shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation and the By-Laws of the Company provide for indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any pending, threatened or completed investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of the Company or, at the request of the Company, is or was serving as a director or officer of another entity, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the investigation, claim or other proceeding. The By-Laws also provide that the Company shall advance expenses to a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company.

     Article SIXTH of the Restated Certificate of Incorporation provides that directors of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company and Gulfstream Delaware Corporation have entered into agreements to provide indemnification for the Company's directors and certain officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and the By-Laws. These agreements, among other things, will indemnify the Company's directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees) and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or another entity for which such person was serving as an officer or director at the request of the Company.

     Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 8. EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1   --       Form of  Restated  Certificate  of  Incorporation  (Filed as
               Exhibit 3.1 to the Form S-1 and incorporated herein by reference)

4.2   --       Form of Restated  By-Laws  (Filed as Exhibit 3.2 to the Form
               S-1 and incorporated herein by reference)

4.3   --       Specimen Form of Common Stock Certificate  (Filed as Exhibit
               4.1 to the Form S-1 and incorporated herein by reference)

4.4   --       Amended and Restated Gulfstream  Aerospace  Corporation 1990
               Stock Option Plan, as further  amended  through  December 2,
               1998 *

5.1   --       Opinion of Ira P.  Berman,  Esq.  as to the  legality of the shares of Common Stock covered by the Registration Statement*

23.1  --       Consent of Deloitte & Touche LLP *

23.2  --       Consent of Ira P. Berman, Esq. (included in Exhibit 5.1)

24.1  --       Powers of Attorney (included on the signature pages)

*    Filed herewith.



ITEM 9. UNDERTAKINGS

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Savannah, Georgia, on February 3, 1999.


                                    GULFSTREAM AEROSPACE CORPORATION


                                    By:      /s/ Chris A. Davis
                                       ------------------------------
                                       Chris A. Davis
                                       Executive Vice President and
                                       Chief Financial and
                                       Administrative Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Davis and Ira P. Berman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                      TITLE                     DATE
        ---------                      -----                     ----

/s/Theodore J. Forstmann       Chairman of the Board,         Dec. 9, 1998
-----------------------------  Chief Executive Officer and
Theodore J. Forstmann          Director


/s/  W. W. Boisture, Jr.       President, Chief Operating     Dec. 9, 1998
-----------------------------  Officer and Director
W.W. Boisture, Jr.


/s/  Chris A. Davis            Executive Vice President,      Dec. 9, 1998
-----------------------------  Chief Financial and
Chris A. Davis                 Administrative Officer,
                               Secretary and Director
                               (Principal Financial Officer
                               and Principal Accounting
                               Officer)


/s/  Bryan T. Moss             Vice Chairman of the Board     Dec. 9, 1998
-----------------------------  and Director
Bryan T. Moss


/s/  Robert Anderson           Director                       Dec. 9, 1998
-----------------------------
Robert Anderson


/s/ Charlotte L. Beers         Director                       Dec. 9, 1998
-----------------------------
Charlotte L. Beers



-----------------------------  Director                       Dec. __, 1998
Thomas D. Bell, Jr.


/s/  Lynn Forester             Director                       Dec. 9, 1998
-----------------------------
Lynn Forester


/s/  Nicholas C. Forstmann     Director                       Dec. 9, 1998
-----------------------------
Nicholas C. Forstmann


/s/  Sandra J. Horbach         Director                       Dec. 9, 1998
-----------------------------
Sandra J. Horbach


/s/  James T. Johnson          Director                       Dec. 9, 1998
-----------------------------
James T. Johnson


/s/  Henry A. Kissinger        Director                       Dec. 9, 1998
-----------------------------
Henry A. Kissinger


/s/  Drew Lewis                Director                       Dec. 9, 1998
-----------------------------
Drew Lewis


/s/  Mark H. McCormack         Director                       Dec. 9, 1998
-----------------------------
Mark H. McCormack



-----------------------------  Director                       Dec. __, 1998
Michael S. Ovitz



-----------------------------  Director                       Dec. __, 1998
Allen E. Paulson


/s/  Roger S. Penske           Director                       Dec. 9, 1998
-----------------------------
Roger S. Penske


/s/  Colin L. Powell           Director                       Dec. 9, 1998
-----------------------------
Colin L. Powell


/s/  Gerard Roche              Director                       Dec. 9, 1998
-----------------------------
Gerard Roche


/s/  Donald H. Rumsfeld        Director                       Dec. 9, 1998
-----------------------------
Donald H. Rumsfeld


/s/  George P. Shultz          Director                       Dec. 9, 1998
-----------------------------
George P. Shultz


/s/  Robert S. Strauss         Director                       Dec. 9, 1998
-----------------------------
Robert S. Strauss

                             INDEX TO EXHIBITS
                             -----------------

EXHIBIT NO.                DESCRIPTION OF EXHIBIT                  PAGE NO.
-----------               ----------------------                   --------

    4.1 Form of Restated Certificate of Incorporation (Filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission on October 9, 1996 (No. 333-09897) (the "Form S-1") and incorporated herein by reference)

    4.2         Form of Restated  By-Laws  (Filed as Exhibit
                3.2 to the Form S-1 and incorporated herein by reference)

    4.3         Specimen  Form of Common  Stock  Certificate
                (Filed as Exhibit 4.1 to the Form S-1 and incorporated herein by reference)

    4.4         Amended and  Restated  Gulfstream  Aerospace
                Corporation   1990  Stock  Option  Plan,  as
                further amended through December 2, 1998 *

    5.1 Opinion of Ira P. Berman, Esq. as to the legality of the shares of Common Stock covered by the Registration Statement *

    23.1        Consent of Deloitte & Touche LLP *

    23.2        Consent of Ira P. Berman,  Esq. (included in
                Exhibit 5.1)

    24.1        Powers   of   Attorney   (included   on  the
                signature pages)


*    Filed herewith.